Exhibit 10.5

Execution Copy

INTEREST WAIVER AND WARRANT RESET AGREEMENT

THIS INTEREST WAIVER AND WARRANT RESET AGREEMENT, dated as of December 29, 2005 (this “Agreement”), is made by and among Applied Digital Solutions, Inc. (the “Company”), Satellite Strategic Finance Partners, Ltd. (“SSFP”) and Satellite Strategic Finance Associates, LLC (“SSFA” and, together with SSFP, the “Purchasers”).

A.                                   The Company issued (i) a Senior Unsecured Note dated June 10, 2005 to SSFA in the principal amount of $1,986,000 (the “SSFA Note”), and (ii) a Senior Unsecured Note dated June 10, 2005 to SSFP in the principal amount of $3,364,000 (the “SSFP Note” and, together with the SSFA Note, the “Notes”).

B.                                     The Company issued (i) a Series E Warrant dated June 10, 2005 to SSFA for the purchase of 436,559 shares of the Company’s common stock (the “SSFA Warrant”), and (ii) a Series E Warrant dated June 10, 2005 to SSFP for the purchase of 739,516 shares of the Company’s common stock (the “SSFP Warrant” and, together with the SSFA Warrant, the “Warrants”).

C.                                     The Company desires to reduce the exercise price of the Warrants with respect to an aggregate of 200,000 Warrant shares in consideration for the forgiveness and waiver by the Purchasers of an aggregate of $37,004 of accrued interest on the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.                                       Adjustment to the Warrant Exercise Price.

(a)                                  The last sentence of Section 1(a) of the SSFA Warrant is hereby amended and restated in its entirety as follows:

The exercise price for each of (i) 74,240 Warrant Shares purchased by the Holder upon the exercise of this Warrant shall be equal to $3.75 (the “Adjusted Exercise Price”), and (ii) the remaining 362,319 Warrant Shares purchased by the Holder upon the exercise of this Warrant shall be equal to $4.09 (the “Unadjusted Exercise Price”).  As used herein, the term “Exercise Price” means the Adjusted Exercise Price or the Unadjusted Exercise Price, as applicable.  The Holder may exercise this Warrant at the Adjusted Exercise Price or the Unadjusted Exercise Price in any order or increment, subject to the number of Warrant Shares allocated to each such Exercise Price.  The Exercise Price is subject to adjustment for the events specified in Section 6 below, provided that any adjustment to the Exercise Price shall be calculated separately for the Adjusted Exercise Price and the Unadjusted Exercise Price.

(b)                                 The last sentence of Section 1(a) of the SSFP Warrant is hereby amended and restated in its entirety as follows:

The exercise price for each of (i) 125,760 Warrant Shares purchased by the Holder upon the exercise of this Warrant shall be equal to $3.75 (the “Adjusted Exercise Price”), and (ii) the remaining 613,756 Warrant Shares purchased by the Holder upon the exercise of this Warrant shall be equal to $4.09 (the “Unadjusted Exercise Price”).  As used herein, the term “Exercise Price” means the Adjusted Exercise Price or the Unadjusted Exercise Price, as applicable.  The Holder may exercise this Warrant at the Adjusted Exercise Price or the Unadjusted Exercise Price in any order or increment, subject to the number of Warrant Shares allocated to each such Exercise Price.  The Exercise Price is subject to adjustment for the events specified in Section 6 below, provided that any adjustment to the Exercise Price shall be calculated separately for the Adjusted Exercise Price and the Unadjusted Exercise Price.

2.                                       Waiver and Forgiveness of Interest.

(a)                                  SSFA hereby waives any right and entitlement to the payment of $13,736 in accrued interest on the SSFA Note.  The Company and SSFA acknowledge and agree that after giving effect to the foregoing waiver of interest, the aggregate amount of principal and interest outstanding on the SSFA Note as of the date hereof is $1,986,000.

(b)                                 SSFP hereby waives any right and entitlement to the payment of $23,268 in accrued interest on the SSFP Notes.  The Company and SSFP acknowledge and agree that after giving effect to the foregoing waiver of interest, the aggregate amount of principal and interest outstanding on the SSFP Note as of the date hereof is $3,364,000.

3.                                       Representations and Warranties.  The Company represents and warrants to each Purchaser, and each Purchaser, severally and not jointly, represents and warrants to the Company, that such party (a) has the requisite corporate power and authority to execute, deliver and perform this Agreement; and (b) this Agreement constitutes such party’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.                                       Acknowledgement and Waiver.  To the extent that the transactions contemplated by this Agreement would, but for this Section 4, require an adjustment to the exercise price or conversion price of any other warrants or convertible securities held by the Purchasers, the Purchasers hereby waive any such adjustment.  In addition, it is agreed that the execution of the Note Purchase Agreement, dated as of the date hereof, by the Company and Satellite Senior Income Fund, LLC and the other agreements contemplated thereby, shall not constitute a violation or breach of any of the agreements between the Company and the Purchasers, including, without limitation, previously issued notes or other evidence of money borrowed, warrants or common stock.

5.                                       Miscellaneous.  This Agreement may only be amended or modified by a written agreement executed by the Company and the Purchasers.  This Agreement may be executed in counterparts, each of which when taken together shall constitute an original of this Agreement.

This Agreement shall be governed by, and construed under, the laws of the State of New York, without regard to any conflict of laws principles.  The terms set forth in this Agreement are part of a comprehensive agreement, each element of which is an integral aspect of the transactions contemplated by this Agreement and, therefore, are non-severable.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Evan C. McKeown
Name: Evan C. McKeown
Title: Senior Vice President and Chief Financial Officer

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:	Satellite Asset Management, L.P., its Manager

	By:	/s/ Simon Raykher
Name: Simon Raykher
Title: General Counsel

SATELLITE STRATEGIC FINANCE PARTNERS, LTD

By:	Satellite Asset Management, L.P., its Manager

	By:	/s/ Simon Raykher
Name: Simon Raykher
Title: General Counsel